UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2022

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205		77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Lagoon Drive	Redwood City,	California	94065
(Address of Principal Executive Offices)			(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Equinix, Inc. (“Equinix”) was held on May 25, 2022 (the “Annual Meeting”) for the purpose of considering and voting on:

•Election of nine directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•Approval, by a non-binding advisory vote, on the compensation of Equinix’s named executive officers;

•Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•A stockholder proposal related to lowering the stock ownership threshold required to call a special meeting.

At the close of business on April 1, 2022, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 91,013,824 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 81,422,270 shares of Equinix’s Common Stock were represented in person, virtually or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the nominated directors were elected, the non-binding advisory vote on the compensation of Equinix’s named executive officers was approved, PricewaterhouseCoopers LLP was ratified as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the stockholder proposal related to lowering the stock ownership threshold required to call a special meeting was not approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes

Nanci Caldwell	71,314,401	6,442,185	3,665,684
Adaire Fox-Martin	76,858,615	897,971	3,665,684
Ron Guerrier	77,565,682	190,904	3,665,684
Gary Hromadko	73,258,343	4,498,243	3,665,684
Irving Lyons, III	67,684,085	10,072,501	3,665,684
Charles Meyers	76,948,092	808,494	3,665,684
Christopher Paisley	69,182,003	8,574,583	3,665,684
Sandra Rivera	75,405,807	2,350,779	3,665,684
Peter Van Camp	74,359,840	3,396,746	3,665,684

With respect to the proposal to approve by a non-binding advisory vote the compensation of Equinix’s named executive officers, there were 63,173,906 votes “For,” 14,010,831 votes “Against,” 571,849 abstentions and 3,665,684 Broker Non-Votes.

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2022, there were 76,633,636 votes “For,” 4,779,632 votes “Against” and 9,002 abstentions.

With respect to the stockholder proposal related to lowering the stock ownership threshold required to call a special meeting, there were 30,286,755 votes “For,” 46,924,741 votes “Against,” 545,090 abstentions and 3,665,684 Broker Non-Votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 27, 2022	EQUINIX, INC. By:/s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer